Exhibit 99.1

                                         Providian Master Trust

Excess Spread Analysis - August-02
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                                 1996-1      1997-2       1997-4       1999-1       1999-2      2000-1      2000-2      2000-3
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
Deal Size                    $750,500,000 $637,000,000 $549,000,000 $565,705,000 $556,250,000 $467,250,000 $509,300,000 $616,000,000
Expected Class A
  Maturity                      6/16/2003    3/15/2004   11/15/2002    6/15/2004    9/16/2002    1/17/2005    7/15/2005  11/17/2003

Series Yield                       15.29%       15.34%       13.75%       19.00%       10.35%       15.50%       17.45%       17.43%
Net Losses (1)                      7.95%        7.95%        6.25%        7.95%        3.43%        7.95%        7.95%        7.95%
Base Rate (2)                       4.18%        4.09%        7.60%        4.98%        6.80%        8.46%        4.55%        4.47%

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Excess Spread
                       Aug-02       3.16%        3.30%       -0.10%        6.07%        0.12%        -0.91%       4.95%        5.01%
                       Jul-02       6.79%        6.93%        3.07%        6.00%        2.48%         2.52%       6.43%        6.51%
                       Jun-02       4.68%        4.78%        0.75%        5.48%        0.94%         0.24%      10.74%       10.75%
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                  3 Month Avg       4.88%        5.00%        1.24%        5.85%        1.18%         0.62%       7.37%        7.42%
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Delinquent $
                        30-59       1.81%        1.81%        1.81%        1.81%        1.81%         1.81%       1.81%        1.81%
                        60-89       1.19%        1.19%        1.19%        1.19%        1.19%         1.19%       1.19%        1.19%
                          90+       2.29%        2.29%        2.29%        2.29%        2.29%         2.29%       2.29%        2.29%
---------------------- ------ -----------  -----------  -----------  -----------  -----------   ----------- -----------  -----------

Monthly Payment Rate               8.83%         8.83%        8.83%        8.83%        8.83%         8.83%       8.83%        8.83%


                  (1) Net of Recoveries
                  (2) Base Rate includes 2.00% Servicing Fee.

Portfolio Yield for the current month      15.29%
Trust Excess Spread for current month       1.94%

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                  THIS MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT
                  AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.